Exhibit 10.3.2
2018 FIRST AMENDMENT TO THE
CHESAPEAKE ENERGY CORPORATION
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

Pursuant to the authority vested in the undersigned, the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan (the “Plan”) is hereby amended as follows:

I.

Effective January 1, 2019, Section 2.16 of the Plan is hereby amended in its entirety to read as follows:

“2.16
Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and a Participating Employer that specifies (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (ii) the Payment Schedule applicable to one or more Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Participants may defer up to 75% of Compensation for a Plan Year. A Compensation Deferral Agreement may also specify the investment allocation described in Section 8.4.”

II.

Effective December 31, 2018, Section 2.21 of the Plan is hereby amended in its entirety to read as follows:

“2.21	Disabled. Disabled means a Participant has a Disability as defined under the Company’s long-term disability benefit plan.”

III.

Effective December 31, 2018, Section 6.1(d) of the Plan is hereby amended in its entirety to read as follows:

“(d)
Disability Benefit. When a Participant becomes Disabled, he or she shall be entitled to a Disability Benefit. The Disability Benefit shall be equal to the vested portion of the Retirement/Termination Account and (i) if the Retirement/Termination Account is payable in a lump sum, the unpaid balances of any Specified Date Accounts, or (ii) if the Retirement/Termination Account is payable in installments, the vested portion of any Specified Date Accounts with respect to which payments have not yet commenced. The Disability Benefit shall be based on the value of the Accounts as of the last day of the month in which Disability occurs and will be paid in the following month.”

Except as otherwise provided in this 2018 First Amendment to the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan (the “Amendment”), the Plan is hereby ratified and confirmed in all respects.

EXECUTED to be effective this 31st day of December, 2018.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jay L. Hawkins

Name:	Jay L. Hawkins

Title:	Vice President - Human Resources

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